Exhibit 4.2

EXECUTION VERSION

HORIZON LINES, INC.

AND

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

INDENTURE

Dated as of December 7, 2011

Redemption Notes

i

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EXHIBITS:

Exhibit A	Form of Redemption Note	A-1
Exhibit B	Form of Assignment and Transfer	B-1

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INDENTURE dated as of December 7, 2011 between Horizon Lines, Inc., a Delaware corporation, as issuer (hereinafter sometimes called the “Company,” as more fully set forth in Section 1.01), and The Bank of New York Mellon Trust Company, N.A., as trustee (hereinafter sometimes called the “Trustee,” as more fully set forth in Section 1.01).

WHEREAS, for its lawful corporate purposes, the Company has duly authorized the issuance of its redemption notes (the “Notes”), in an unlimited aggregate principal amount to be issued from time to time in one or more series as provided in this Indenture, and in order to provide the terms and conditions upon which the Notes are to be authenticated, issued and delivered, the Company has duly authorized the execution and delivery of this Indenture; and

WHEREAS, the form of the Notes, the certificate of authentication to be borne by the Notes and Form of Assignment and Transfer to be borne by the Notes are to be substantially in the forms hereinafter provided; and

WHEREAS, this Indenture is being executed to implement the provisions of Section 8 of Article V of the Company’s restated certificate of incorporation; and

WHEREAS, all acts and requirements necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or a duly authorized authenticating agent, as in this Indenture provided, the valid, binding and legal obligations of the Company, and to constitute these presents a valid agreement according to its terms, have been done and performed, and the execution of this Indenture and the issue hereunder of the Notes have in all respects been duly authorized.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

That in order to declare the terms and conditions upon which the Notes are, and are to be, authenticated, issued and delivered, and in consideration of the premises and of the purchase and acceptance of the Notes by the Holders thereof, the Company covenants and agrees with the Trustee for the equal and proportionate benefit of the respective Holders from time to time of the Notes (except as otherwise provided below), as follows:

ARTICLE I

DEFINITIONS; INTERPRETATIONS

Section 1.01 Definitions. The terms defined in this Section 1.01 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Indenture and of any indenture supplemental hereto shall have the respective meanings specified in this Section 1.01. All other terms used in this Indenture that are defined in the Trust Indenture Act or that are by reference therein defined in the Securities Act (except as herein otherwise expressly provided or unless the context otherwise requires) shall have the meanings assigned to such terms in said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Indenture. The words “herein,” “hereof,” “hereunder,” and words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision. The terms defined in this Article include the plural as well as the singular. Unless otherwise noted, references to “U.S. Dollars” or “$” shall mean the currency of the United States.

“Additional Notes” means additional Notes (other than the initial Notes) issued under this Indenture in accordance with Section 2.10.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Board of Directors” means:

(1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2) with respect to a partnership, the board of directors of the general partner of the partnership;

(3) with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4) with respect to any other Person, the board or committee of such Person serving a similar function.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors, and to be in full force and effect on the date of such certification.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“close of business” means 5:00 p.m. (New York City time).

“Capital Stock” means:

(1) in the case of a corporation, corporate stock or American Depository Shares (or receipts issued in evidence thereof) representing interests in such corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means common stock of the Company, par value $0.01 per share, at the date of this Indenture.

“Company” means Horizon Lines, Inc., a Delaware corporation, and subject to the provisions of Article V, shall include its successors and assigns.

“Company Order” means a written order of the Company, signed by (a) the Company’s Chief Executive Officer, Chief Financial Officer, President, Executive Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”) and (b) any such other officer designated in clause (a) of this definition or the Company’s Treasurer or Assistant Treasurer or Secretary or any Assistant Secretary, and delivered to the Trustee.

“Corporate Trust Office” means the principal office of the Trustee at which at any time its corporate trust business shall be administered, 10161 Centurion Parkway, Jacksonville, Florida 32256, Attention: Corporate Trust Division — Corporate Finance Unit or such other address as the Trustee may designate from time to time by notice to the Noteholders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Noteholders and the Company).

“Custodian” means The Bank of New York Mellon Trust Company, N.A., as custodian for The Depository Trust Company, with respect to the Global Notes, or any successor entity thereto.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default; provided that any Default that results solely from the taking of an action that would have been permitted but for the continuation of a previous Default will be deemed to be cured if such previous Default is cured prior to becoming an Event of Default.

“Defaulted Interest” means any interest on any Note that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date.

“Depositary” means, with respect to the Global Notes, the Person specified in Section 2.05 as the Depositary with respect to such Global Notes, until a successor shall have been appointed and become such pursuant to the applicable provisions of this Indenture, and thereafter, “Depositary” shall mean or include such successor.

“DTC” shall have the meaning specified in Section 2.05(c).

“Event of Default” shall have the meaning specified in Section 7.01.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached hereto as Exhibit B.

“Global Note” shall have the meaning specified in Section 2.05(b).

“Indenture” means this instrument as originally executed or, if amended or supplemented as herein provided, as so amended or supplemented.

“Interest Payment Date” means, when used with respect to any Note, the date specified in such Note as the fixed date on which interest or such installment of interest is due and payable; provided, however, that if any Interest Payment Date falls on a date that is not a Business Day, such payment of interest will be postponed until the next succeeding Business Day, and no interest or other amount will be paid as a result of such postponement.

“Interest Record Date,” for the interest payable on any Interest Payment Date on the Notes of any series means the date specified for that purpose as contemplated by Section 2.01.

“Issue Date” means, when used with respect to any Note, the date the Note is initially issued under this Indenture.

“Maturity Date” means, when used with respect to any Note, the date or dates specified in such Note as the fixed date on which the principal or any installment of principal of such Note is due and payable, which shall not be more than ten years from the Issue Date.

“Note” or “Notes” has the meaning stated in the first recital of this Indenture and more particularly means any note or notes, as the case may be, authenticated and delivered under this Indenture.

“Note Register” shall have the meaning specified in Section 2.05(a).

“Noteholder,” “Holder” or “holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial holder”), shall mean any person in whose name at the time a particular Note is registered on the Note Register.

“Officer” means, with respect to the Company, the President, the Chief Executive Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary, any

Executive or Senior Vice President or any Vice President (whether or not designated by a number or numbers or word or words added before or after the title “Vice President”).

“Officer’s Certificate,” when used with respect to the Company, means a certificate signed by an Officer of the Company that is delivered to the Trustee. Each such certificate shall include the statements provided for in Section 13.05 if and to the extent required by the provisions of such Section.

“open of business” means 9:00 a.m. (New York City time).

“Opinion of Counsel” means an opinion in writing signed by legal counsel, who may be an employee of or counsel to the Company that is delivered to the Trustee. Each such opinion shall include the statements provided for in Section 13.05 if and to the extent required by the provisions of such Section and may be subject to customary assumptions, exceptions and qualifications.

“outstanding,” when used with reference to Notes, shall, subject to the provisions of Section 9.04, mean, as of any particular time, all Notes authenticated and delivered by the Trustee under this Indenture, except:

(a) Notes theretofore canceled by the Trustee or accepted by the Trustee for cancellation;

(b) Notes, or portions thereof, for the payment or purchase of which monies in the necessary amount shall have been deposited in trust with the Trustee or with any Paying Agent (other than the Company) or shall have been set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent);

(c) Notes that have been paid pursuant to Section 2.06 or Notes in lieu of which, or in substitution for which, other Notes shall have been authenticated and delivered pursuant to the terms of Section 2.06 unless proof satisfactory to the Trustee is presented that any such Notes are held by protected purchasers in due course; and

“Paying Agent” shall have the meaning specified in Section 4.02.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Predecessor Note” of any particular Note means every previous Note evidencing all or a portion of the same debt as that evidenced by such particular Note; and, for the purposes of this definition, any Note authenticated and delivered under Section 2.06 in lieu of or in exchange for a mutilated, lost, destroyed or stolen Note shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Note that it replaces.

“Responsible Officer” means, when used with respect to the Trustee, any officer within the corporate trust department of the Trustee, having direct responsibility for the administration of this Indenture to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Subsidiary” means, with respect to any specified Person:

(1) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees of the corporation, association or other business entity is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2) any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof) to the extent such partnership is included in the consolidated financial statements of such Person.

“Successor Company” shall have the meaning specified in Section 5.02.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended, as it was in force at the date of execution of this Indenture, except as provided in Section 10.03; provided, however, that in the event the Trust Indenture Act of 1939 is amended after the date hereof, the term “Trust Indenture Act” shall mean, to the extent required by such amendment, the Trust Indenture Act of 1939, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

“United States” means the United States of America.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01 Designation and Amount. The Notes shall be interest-bearing promissory notes designated as the “Redemption Notes.” The Notes will be unsecured obligations of the Company. The aggregate principal amount of the Notes that may be authenticated and delivered under this Indenture is unlimited, subject to Section 2.10 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.05 and Section 2.06. The Notes may be issued in one or more series up to the aggregate principal amount of Notes of that series from time to time authorized by or pursuant to a Board Resolution or pursuant to one or more indentures supplemental hereto. Prior to the initial issuance of Notes of any series, there shall be established in or pursuant to a Board Resolution, and set forth in an Officer’s Certificate, or established in one or more indentures supplemental hereto:

(1)	the title of the Notes of the series (which shall distinguish the Notes of that series from all other Notes);

(2)	any limit upon the aggregate principal amount of the Notes of that series which may be authenticated and delivered under this Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes of that series);

(3)	the date or dates on which the principal of the Notes of the series is payable;

(4)	if the price (expressed as a percentage of the aggregate principal amount thereof) at which such Notes will be issued is a price other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or if applicable, the portion of the principal amount of such Notes that is convertible into another security or the method by which any such portion shall be determined;

(5)	the fixed interest rate equal to the yield on the U.S. Treasury Note having a maturity comparable to the term of such promissory notes as published in The Wall Street Journal or comparable publication at the time of the issuance of the Notes or such other rate or rates at which the Notes of the series shall bear interest or the manner of calculation of such rate or rates, if any;

(6)	the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest will be payable or the manner of determination of such Interest Payment Dates, the place(s) of payment, and the record date for the determination of holders to whom interest is payable on any such Interest Payment Dates or the manner of determination of such Interest Record Dates;

(7)	the right, if any, to extend the interest payment periods and the duration of such extension;

(8)	the period or periods within which, the price or prices at which and the terms and conditions upon which Notes of the series may be redeemed, converted or exchanged, in whole or in part;

(9)

the obligation, if any, of the Company to redeem or purchase Notes of the series pursuant to any sinking fund, mandatory redemption, or analogous provisions (including payments made in cash in satisfaction of future sinking fund obligations) or at the option of a holder thereof and the period or periods within which, the price or prices at which, and the terms and conditions upon which, Notes of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

(10)	the form of the Notes of the series, including the form of the certificate of authentication for such series;

(11)	any and all other terms (including terms, to the extent applicable, relating to any auction or remarketing of the Notes of that series and any security for the obligations of the Company with respect to such Notes) with respect to such series (which terms shall not be inconsistent with the terms of this Indenture, as amended by any supplemental indenture) including any terms which may be required by or advisable under United States laws or regulations or advisable in connection with the marketing of Notes of that series;

(12)	whether the Notes of the series shall be issued in whole or in part in the form of a Global Note or Notes, the terms and conditions, if any, upon which such Global Note or Notes may be exchanged in whole or in part for other individual Notes, and the Depositary for such Global Note or Notes;

(13)	whether the Notes will be convertible into or exchangeable for shares of common stock, preferred stock or warrants (subject to compliance with the applicable U.S. citizenship requirements of Article V of the Company’s restated certificate of incorporation) or other Notes of the Company or any other Person and, if so, the terms and conditions upon which such Notes will be so convertible or exchangeable, including the conversion or exchange price, as applicable, or how it will be calculated and may be adjusted, any mandatory or optional (at the Company’s option or the holders’ option) conversion or exchange features, and the applicable conversion or exchange period;

(14)	if other than the full principal amount thereof, the portion of the principal amount of Notes of the series which shall be payable upon declaration of acceleration of the maturity thereof pursuant to Section 7.01;

(15)	any additional or alternative Events of Default;

(16)

additional or alternative covenants (which may include, among other restrictions, restrictions on the Company’s ability or the ability of the Company’s Subsidiaries to: incur additional indebtedness; issue additional Notes; create liens; pay dividends or make distributions in respect of the Capital Stock of the Company or the Subsidiaries; redeem Capital Stock; place restrictions on the Subsidiaries’ ability to pay dividends, make distributions or transfer assets; make investments or other restricted payments; sell or otherwise dispose of assets; enter into sale-leaseback transactions; engage in transactions with stockholders or affiliates; issue or sell stock of the Subsidiaries; or effect a consolidation or merger) or financial covenants (which may include, among other financial covenants, financial covenants that require the Company and its Subsidiaries to maintain specified interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios) provided for with respect to the Notes of the series;

(17)	the currency or currencies, including composite currencies, in which payment of the principal of and interest, if any, on such Notes shall be payable (if other than the currency of the United States), which unless otherwise specified shall be the currency of the United States as at the time of payment is legal tender for payment of public or private debts;

(18)	if the principal of or interest, if any, on such Notes is to be payable, at the election of the Company or any Noteholder, in a coin or currency other than that in which such Notes are stated to be payable, then the period or periods within which, and the terms and conditions upon which, such election may be made;

(19)	whether interest will be payable in cash or additional Notes at the Company’s or the Noteholders’ option and the terms and conditions upon which the election may be made;

(20)	the terms and conditions, if any, upon which the Company shall pay amounts in addition to the stated interest and principal amounts of the Notes of the series to any Noteholder that is not a “United States person” for federal tax purposes;

(21)	additional or alternative provisions, if any, related to defeasance and discharge of the offered Notes;

(22)	the applicability of any guarantees;

(23)	any restrictions on transfer, sale or assignment of the Notes of the series;

(24)	any subordination provisions applicable with respect to the Notes of the series; and

(25)	any other terms of the series.

All Notes of any one series shall be substantially identical except as may otherwise be provided in or pursuant to any such Board Resolution or in any indentures supplemental hereto.

If any of the terms of the series are established by action taken pursuant to a Board Resolution of the Company, a copy of an appropriate record of such action shall be certified by the secretary or an assistant secretary of the Company and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate of the Company setting forth the terms of the series.

Notes of any particular series may be issued at various times, with different dates on which the principal or any installment of principal is payable, with different rates of interest,

if any, or different methods by which rates of interest may be determined, with different dates on which such interest may be payable and with different redemption dates.

Section 2.02 Form of Notes. The Notes and the Trustee’s certificate of authentication to be borne by such Notes shall be substantially in the respective form set forth in Exhibit A, which is incorporated in and made a part of this Indenture.

Any of the Notes may have such letters, numbers or other marks of identification and such notations, legends or endorsements as the officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Indenture, or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, or to conform to usage or to indicate any special limitations or restrictions to which any particular Notes are subject.

The Global Notes shall represent such principal amount of the outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be increased or reduced to reflect purchases, transfers, exchanges or issuances of additional Notes permitted hereby. Any endorsement of the Global Notes to reflect the amount of any increase or decrease in the amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with this Indenture or otherwise in accordance with the terms of this Indenture or the Depositary’s applicable procedures. Payment of principal of, and accrued and unpaid interest, if any, on, the Global Notes shall be made to the Holder of such Note on the date of payment, unless a record date or other means of determining Holders eligible to receive payment is provided for herein.

The terms and provisions contained in the form of Notes attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. In the event of any conflict or inconsistency between the terms and provisions of the Note and the terms and provisions of this Indenture, the terms and provisions of this Indenture shall control.

Section 2.03 Date and Denomination of Notes; Payments of Interest. The Notes shall be issuable in registered form in minimum denominations of $1.00 principal amount and integral multiples of $1.00. Each Note shall be dated the date of its authentication and shall bear interest from the date specified on the face of the Note. Interest on the Notes shall be computed on the basis of a 360-day year comprised of twelve 30-day months.

The Person in whose name any Note (or its Predecessor Note) is registered on the Note Register at the close of business on any Interest Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date.

Interest shall be payable at the office of the Paying Agent, which shall initially be the Corporate Trust Office of the Trustee as the Company’s Paying Agent and Note Registrar. The Company shall pay interest on any Notes in certificated form by check mailed to the address of the Person entitled thereto as it appears in the Note Register (or upon written application by such Person to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, by wire transfer in immediately available funds to such Person’s account within the United States, if such Person is entitled to interest on an aggregate principal amount in excess of $5,000,000, which application shall remain in effect until the Noteholder notifies, in writing, the Trustee and Paying Agent to the contrary) or on any Global Note by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any Defaulted Interest shall forthwith cease to be payable to the Noteholder on the relevant Interest Record Date by virtue of its having been such Noteholder, and such Defaulted Interest shall be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1) The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on a special record date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Note and the date of the proposed payment (which shall be not less than twenty-five (25) days after the receipt by the Trustee of such notice, unless the Trustee shall consent to an earlier date), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit on or prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided. Thereupon the Company shall fix a special record date for the payment of such Defaulted Interest which shall be not more than fifteen (15) days and not less than ten (10) days prior to the date of the proposed payment, and not less than ten (10) days after the receipt by the Trustee of the notice of the proposed payment. The Company shall promptly notify the Trustee in writing of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the special record date therefor to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Note Register, not less than five (5) days prior to such special record date. Notice of the proposed payment of such Defaulted Interest and the special record date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Notes (or their respective Predecessor Notes) are registered at the close of business on such special record date and shall no longer be payable pursuant to the following clause (2) of this Section 2.03.

(2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange or automated quotation system on which the Notes may be listed or designated for issuance, and upon such notice as may be required by such exchange or automated quotation system, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Section 2.04 Execution, Authentication and Delivery of Notes. The Notes shall be signed in the name and on behalf of the Company by the manual or facsimile signature of any Officer.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Notes executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Notes, and the Trustee in accordance with such Company Order shall authenticate and deliver such Notes, without any further action by the Company hereunder.

Only such Notes as shall bear thereon a certificate of authentication substantially in the form set forth on the form of Note attached hereto, as applicable, executed manually by an authorized officer of the Trustee (or an authenticating agent appointed by the Trustee as provided by Section 13.10), shall be entitled to the benefits of this Indenture or be valid or obligatory for any purpose. Such certificate of authentication executed by the Trustee (or such an authenticating agent) upon any Note executed by the Company shall be conclusive evidence that the Note so authenticated has been duly authenticated and delivered hereunder and that the Holder is entitled to the benefits of this Indenture.

In case any Officer of the Company who shall have signed any of the Notes shall cease to be such Officer before the Notes so signed shall have been authenticated and delivered by the Trustee, or disposed of by the Company, such Notes nevertheless may be authenticated and delivered or disposed of as though the person who signed such Notes had not ceased to be such Officer of the Company; and any Note may be signed on behalf of the Company by such person as, at the actual date of the execution of such Note, shall be an Officer of the Company, although at the date of the execution of this Indenture any such person was not such an Officer.

Section 2.05 Exchange and Registration of Transfer of Notes; Depositary; Automatic Exchange. (a) The Company shall cause to be kept at the Corporate Trust Office a register (the register maintained in such office or in any other office or agency of the Company designated pursuant to Section 4.02 being herein sometimes collectively referred to as the “Note Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Notes and of transfers of Notes. Such register shall be in written form or in any form capable of being converted into written form within a reasonable period of time. The Trustee is hereby appointed “Note Registrar” for the purpose of registering Notes and transfers of Notes as herein provided. The Company may appoint a new Note Registrar without prior notice to Noteholders. The Company may appoint one or more co-registrars in accordance with Section 4.02.

Upon surrender for registration of transfer of any Note to the Note Registrar or any co-registrar, and satisfaction of the requirements for such transfer set forth in this Section 2.05, the Company shall execute, and the Trustee shall, upon receipt of the Company Order, authenticate and deliver, in the name of the designated transferee or transferees, one or more new

Notes of the same series of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

Notes may be exchanged for other Notes of the same series of any authorized denominations and of a like aggregate principal amount, upon surrender of the Notes to be exchanged at any such office or agency maintained by the Company pursuant to Section 4.02. Whenever any Notes are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Notes that the Noteholder making the exchange is entitled to receive, bearing registration numbers not contemporaneously outstanding.

All Notes presented or surrendered for registration of transfer or for exchange or purchase shall (if so required by the Company, the Trustee, the Note Registrar or any co-registrar) be duly endorsed, or be accompanied by a written instrument or instruments of transfer in form satisfactory to the Company and duly executed, by the Noteholder thereof or its attorney-in-fact duly authorized in writing.

No service charge shall be charged by the Company, the Trustee or the Notes Registrar to the Noteholder for any exchange or registration of transfer of Notes, but the Noteholder may be required by the Company, the Trustee, the Notes Registrar or otherwise to pay a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange or registration of transfer of Notes being different from the name of the Noteholder of the old Notes presented or surrendered for such exchange or registration of transfer.

All Notes issued upon any registration of transfer or exchange of Notes in accordance with this Indenture shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture as the Notes surrendered upon such registration of transfer or exchange. For greater certainty, all Notes issued upon any registration of transfer or exchange of Notes will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the exchanged Notes by virtue of the registration of a transfer or exchange.

Each Holder agrees as a condition of becoming a Holder to indemnify the Trustee against any liability that may result from the transfer, exchange or assignment of such Holder’s Note in violation of any provision of this Indenture and/or applicable United States federal or state securities laws.

(b) So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Notes in global form (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a definitive Note shall be effected through the Depositary (but not the Trustee or the Custodian) in accordance with this Indenture (including the restrictions on transfer set forth herein) and the procedures of the Depositary therefor.

(c) Notwithstanding any other provisions of this Indenture, a Global Note may not be transferred as a whole or in part except (i) by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary and (ii) for transfers of portions of a Global Note in certificated form made upon request of a member of, or a participant in, the Depositary (for itself or on behalf of a beneficial owner) by written notice given to the Trustee by or on behalf of the Depositary in accordance with customary procedures of the Depositary and in compliance with this Section 2.05(c).

The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company (“DTC”) to act as Depositary with respect to the Global Notes. Initially, the Global Notes shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for DTC.

If (i) the Depositary notifies the Company at any time that the Depositary is unwilling or unable to continue as depositary for the Global Notes and a successor depositary is not appointed within ninety (90) days, (ii) the Depositary ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within ninety (90) days or (iii) an Event of Default with respect to the Notes has occurred and is continuing, upon the request of the beneficial owner of the Notes, the Company will execute, and the Trustee, upon receipt of an Officer’s Certificate and a Company Order for the authentication and delivery of Notes, will authenticate and deliver Notes in definitive form to each such beneficial owner of the related Notes (or a portion thereof) in an aggregate principal amount equal to the principal amount of such Global Note, in exchange for such Global Note, and upon delivery of the Global Note to the Trustee such Global Note shall be canceled.

Definitive Notes issued in exchange for all or a part of the Global Notes pursuant to this Section 2.05(c) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. Upon execution and authentication, the Trustee shall deliver such definitive Notes to the Persons in whose names such definitive Notes are so registered.

At such time as all interests in a Global Note have been canceled, purchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Custodian. At any time prior to such cancellation, if any interest in a Global Note is exchanged for definitive Notes, canceled, purchased or transferred to a transferee who receives definitive Notes therefor or any definitive Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on such Global Note, by the Trustee or the Custodian, at the direction of the Trustee, to reflect such reduction or increase.

None of the Company, the Trustee nor any agent of the Company or the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of a Global Note or maintaining, supervising or reviewing any records relating to such beneficial ownership interests. The rights of beneficial owners in any Global Note shall be exercised only through the Depositary subject to the customary procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its participants.

Neither the Trustee, the Notes Registrar or the Paying Agent shall have any responsibility for any actions taken or not taken by the Depositary.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among participants in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Section 2.06 Mutilated, Destroyed, Lost or Stolen Notes. In case any Note shall become mutilated or be destroyed, lost or stolen, the Company in its discretion may execute, and upon receipt of a Company Order, the Trustee or an authenticating agent appointed by the Trustee shall authenticate and deliver, a new Note, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated Note, or in lieu of and in substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substituted Note shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless from any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, the applicant shall also furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

The Trustee or the authenticating agent, if applicable, may authenticate any such substituted Note and deliver the same upon the receipt of such security or indemnity as the Trustee, the Company and, if applicable, the authenticating agent may require. Upon the issuance of any substitute Note, the Company or the Trustee may require the payment by the Holder of a sum sufficient to cover any tax, assessment or other governmental charge that may be imposed in relation thereto and any other expenses connected therewith. In case any Note that has matured or is about to mature shall become mutilated or be destroyed, lost or stolen, the Company may, in its sole discretion, instead of issuing a substitute Note, pay or authorize the payment of the same (without surrender thereof except in the case of a mutilated Note) if the applicant for such payment shall furnish to the Company, to the Trustee and, if applicable, to the authenticating agent, such security or indemnity as may be required by them to save each of them harmless for any loss, liability, cost or expense caused by or connected with such substitution, and, in every case of destruction, loss or theft, evidence satisfactory to the

Company, the Trustee and, if applicable, any Paying Agent evidence of their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

Every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be found at any time, and shall be entitled to all the benefits of (but shall be subject to all the limitations set forth in) this Indenture equally and proportionately with any and all other Notes duly issued hereunder. To the extent permitted by law, all Notes shall be held and owned upon the express condition that the foregoing provisions are exclusive with respect to the replacement or payment or purchase of mutilated, destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies, notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

For greater certainty, every substitute Note issued pursuant to the provisions of this Section 2.06 by virtue of the fact that any Note is mutilated, destroyed, lost or stolen will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the substituted Note by virtue of such mutilation, destruction or loss.

Section 2.07 Temporary Notes. Pending the preparation of Notes in certificated form, the Company may execute and the Trustee or an authenticating agent appointed by the Trustee shall, upon receipt of a Company Order, authenticate and deliver temporary Notes (printed or lithographed). Temporary Notes shall be issuable in any authorized denomination, and substantially in the form of the Notes in certificated form but with such omissions, insertions and variations as may be appropriate for temporary Notes, all as may be determined by the Company. Every such temporary Note shall be executed by the Company and authenticated by the Trustee or such authenticating agent upon the same conditions and in substantially the same manner, and with the same effect, as the Notes in certificated form. Without unreasonable delay, the Company will execute and deliver to the Trustee or such authenticating agent Notes in certificated form (other than any Global Note) and thereupon any or all temporary Notes (other than any Global Note) may be surrendered in exchange therefor, at each office or agency maintained by the Company pursuant to Section 4.02 and the Trustee or such authenticating agent shall, upon receipt of a Company Order, authenticate and deliver in exchange for such temporary Notes an equal aggregate principal amount of Notes in certificated form. Such exchange shall be made by the Company at its own expense and without any charge therefor. Until so exchanged, the temporary Notes shall in all respects be entitled to the same benefits and subject to the same limitations under this Indenture as Notes in certificated form authenticated and delivered hereunder.

For greater certainty, each Note issued pursuant to the provisions of this Section 2.07 in exchange for a temporary Note will be issued as evidence of the same continuing indebtedness of the Company under this Indenture and in no circumstances is the Company obligated under the Indenture to repay the principal amount of the temporary Note by virtue of the exchange.

Section 2.08 Cancellation of Notes Paid, Etc. All Notes surrendered for the purpose of payment, purchase exchange or registration of transfer, shall, if surrendered to the Company or any Paying Agent or any Note Registrar, be surrendered to the Trustee and promptly canceled by it, or, if surrendered to the Trustee, shall be promptly canceled by it, and no Notes shall be issued in lieu thereof except as expressly permitted by any of the provisions of this Indenture. The Trustee shall dispose of canceled Notes in accordance with its customary procedures and, after such disposition, shall deliver a written confirmation of such disposition to the Company, upon the Company’s written request. If the Company shall acquire any of the Notes, such acquisition shall not operate as satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

Section 2.09 CUSIP Numbers. The Company in issuing the Notes may use “CUSIP” numbers (if then generally in use), and, if so, the Trustee shall use “CUSIP” numbers in all notices issued to Noteholders as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or on such notice and that reliance may be placed only on the other identification numbers printed on the Notes. The Company will promptly notify the Trustee in writing of any change in the “CUSIP” numbers.

Section 2.10 Additional Notes; Purchases. The Company may, without the consent of the Noteholders and notwithstanding Section 2.01, issue additional Notes hereunder with the same terms, and if permissible as a “qualified reopening” for U.S. federal income tax purposes, with the same CUSIP number as the Notes initially issued hereunder in an unlimited aggregate principal amount, which will form the same series with the Notes initially issued hereunder. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officer’s Certificate and an Opinion of Counsel, such Officer’s Certificate and Opinion of Counsel to cover such matters as the Trustee shall reasonably request. The Company may also from time to time purchase the Notes in open market purchases or negotiated transactions without prior notice to Noteholders. Any Notes purchased by the Company shall be deemed to be no longer outstanding under this Indenture.

ARTICLE III

REDEMPTION

Section 3.01 Optional Redemption. The Notes are subject to redemption, at the option of the Company, in whole or in part, at any time and from time to time, after the Issue Date upon not less than 15 nor more than 60 days’ notice at 100% of the principal amount to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date (subject to the right of Holders of record on the relevant regular Interest Record Date to receive interest due on an Interest Payment Date that is on or prior to the redemption date).

Section 3.02 Notice to Trustee. If the Company elects to redeem Notes pursuant to Section 3.01, it shall notify the Trustee, Note Registrar and each Paying Agent in writing of (a) the Section of this Indenture and the Notes pursuant to which the redemption shall occur, (b) the redemption date, (c) the principal amount of Notes to be redeemed and (d) the redemption price.

The Issuer shall give notice to the Trustee provided for in this paragraph at least 15 days but not more than 60 days before a redemption date, unless a shorter or longer period is acceptable to the Trustee. If fewer than all the Notes are to be redeemed, the record date relating to such redemption shall be selected by the Company and given to the Trustee. Any such notice pursuant to Section 3.01 may be cancelled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

Section 3.03 Selection of Notes to be Redeemed. Selection of Notes for redemption will be made by the Note Registrar on a pro rata basis by lot to the extent practicable or by such other method in accordance with the Depositary’s applicable procedures; provided that no Notes of $1.00 principal amount or less shall be redeemed in part.

Section 3.04 Notice of Redemption (a) At least 15 days but not more than 60 days before a redemption date pursuant to Section 3.01, the Company shall mail or cause to be mailed by first-class mail a notice of redemption to each Holder whose Notes are to be redeemed. Any such notice shall identify the Notes to be redeemed and shall state:

(i) the redemption date;

(ii) the redemption price and the amount of accrued interest to the redemption date;

(iii) the name and address of the Paying Agent;

(iv) the provision of the Notes or this Indenture pursuant to which the redemption is occurring;

(v) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

(vi) if fewer than all the outstanding Notes are to be redeemed, the certificate numbers or principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vii) that, unless the Company defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(viii) the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed; and

(ix) that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes.

(b) At the Company’s request, the Note Registrar and each Paying Agent shall give the notice of redemption in the Company’s name and at the Company’s expense. In such event, the Company shall provide the Note Registrar and each Paying Agent with the information required by this Section 3.04 at least two Business Days prior to the date such notice is to be provided to Holders in the final form such notice is to be delivered to Holders.

Section 3.05 Effect of Notice of Redemption. Once notice of redemption is mailed in accordance with Section 3.04, Notes called for redemption become due and payable on the redemption date and at the redemption price stated in the notice, except any such redemption or notice may, at the Company’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of a securities issuance or other corporate transaction. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice; provided, however, that if the redemption date is after a regular Interest Record Date and on or prior to the Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Interest Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.06 Deposit of Redemption Price. Prior to 12:00 noon New York City time on each redemption date, the Company shall deposit with the Paying Agent an amount of money, in immediately available funds, sufficient to pay the redemption price of all Notes to be redeemed on that date. The Paying Agent shall promptly return to the Company any amount so deposited that is not required for that purpose, except with respect to monies owed as obligations to the Trustee pursuant to Article VIII.

Unless the Company fails to comply with the preceding paragraph and defaults in the payment of such redemption price, interest on the Notes to be redeemed will cease to accrue on and after the applicable redemption date, whether or not such Notes are presented for payment.

Section 3.07 Notes Redeemed In Part. Upon surrender of a Note that is redeemed or purchased in part, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate for the Holder at the expense of the Company a new Note in principal amount equal to the unredeemed portion of the Note being redeemed or purchased in part in the name of the Holder thereof.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01 Payment of Principal and Interest. The Company covenants and agrees that it will cause to be paid the principal of, and accrued and unpaid interest, if any, on, each of the Notes at the places, at the respective times and in the manner provided herein and in the Notes.

Section 4.02 Maintenance of Office or Agency. The Company will maintain an office or agency where the Notes may be surrendered for registration of transfer or exchange or for presentation for payment or purchase (“Paying Agent”) and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

The Company may also from time to time designate co-registrars in one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The term “Paying Agent” includes any such additional or other offices or agencies, as applicable.

The Company hereby initially designates the Trustee as the Paying Agent, Note Registrar and Custodian and the Corporate Trust Office of the Trustee in Jacksonville, Florida as an office or agency of the Company for each of the aforesaid purposes.

Section 4.03 Appointments to Fill Vacancies in Trustee’s Office. The Company, whenever necessary to avoid or fill a vacancy in the office of Trustee, will appoint, in the manner provided in Section 8.10, a Trustee, so that there shall at all times be a Trustee hereunder.

Section 4.04 Provisions as to Paying Agent. (a) If the Company shall appoint a Paying Agent other than the Trustee, the Company will cause such Paying Agent to execute and deliver to the Trustee an instrument in which such agent shall agree with the Trustee, subject to the provisions of this Section 4.04:

(i) that it will hold all sums held by it as such agent for the payment of the principal of, and accrued and unpaid interest on, the Notes in trust for the benefit of the Holders;

(ii) that it will give the Trustee prompt written notice of any failure by the Company to make any payment of the principal of, and accrued and unpaid interest on, the Notes when the same shall be due and payable; and

(iii) that at any time during the continuance of an Event of Default, upon request of the Trustee, it will forthwith pay to the Trustee all sums so held in trust.

The Company shall, on or before each due date of the principal of, or accrued and unpaid interest on, the Notes, deposit with the Paying Agent a sum sufficient to pay such principal or accrued and unpaid interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee in writing of any failure to take such action; provided that if such deposit is made on the due date, such deposit must be received by the Paying Agent by 11:00 a.m., New York City time, on such date.

(b) If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of, and accrued and unpaid interest on, the Notes, set aside, segregate and hold in trust for the benefit of the Holders a sum sufficient to pay such principal and accrued and unpaid interest so becoming due and will promptly notify the Trustee in writing of any failure to take such action and of any failure by the Company to make any payment of the principal of, and accrued and unpaid interest on, the Notes when the same shall become due and payable. The Company may change the Paying Agent without prior notice to the Noteholders.

(c) Anything in this Section 4.04 to the contrary notwithstanding, the Company may, at any time, for the purpose of obtaining a satisfaction and discharge of this Indenture, or for any other reason, pay or cause to be paid to the Trustee all sums held in trust by the Company or any Paying Agent hereunder as required by this Section 4.04, such sums to be held by the Trustee upon the trusts herein contained and upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent shall be released from all further liability with respect to such sums.

(d) Any money deposited with the Trustee or any Paying Agent (pursuant to Section 8.05), or then held by the Company, in trust for the payment of the principal of, and accrued and unpaid interest on, any Note and remaining unclaimed for two years after such principal and interest has become due and payable shall be paid to the Company on request of the Company contained in an Officer’s Certificate, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

Section 4.05 Reports. The Company shall comply with Section 314(a) of the TIA. Delivery of reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer’s Certificates).

Section 4.06 Compliance Certificate. The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year (beginning with the fiscal year ending on December 25, 2011), an Officer’s Certificate in accordance with Section 314(a)(4) of the TIA.

The Company shall deliver to the Trustee, as soon as possible and in any event within five days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or the lapse of time or both, would constitute an Event of Default, an Officer’s Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

ARTICLE V

MERGER, CONSOLIDATION OR SALE OF ASSETS

Section 5.01 Merger, Consolidation or Sale of Assets. The Company shall not, directly or indirectly: (i) consolidate, merge or amalgamate with or into another Person (whether or not the Company is the surviving corporation); or (ii) sell, assign, transfer, convey or otherwise dispose of all or substantially all of its properties or assets taken as a whole, in one or more related transactions, to another Person, unless:

(a) either:

(A) the Company is the surviving corporation; or

(B) the Person formed by or surviving any such consolidation, merger or amalgamation (if other than the Company) or to which such sale, assignment, transfer, conveyance or other disposition has been made is organized or existing under the laws of the United States, any state of the United States or the District of Columbia;

(b) the Person formed by or surviving any such consolidation or merger (if other than the Company) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes all the obligations of the Company under the Notes and this Indenture; and

(c) immediately after such transaction, no Default or Event of Default exists.

In addition, the Company will not, directly or indirectly, lease all or substantially all of its properties and assets taken as a whole, in one or more related transactions, to any other Person.

Section 5.01(c) will not apply to: (i) a merger, amalgamation or consolidation of the Company with an Affiliate solely for the purpose of (a) reorganizing the Company as a different type of entity; provided that in the case where the surviving entity in such merger, amalgamation or consolidation is not a corporation, a corporation becomes (or has previously become) a co-issuer of the Notes, or (b) reincorporating or reorganizing the Company in another jurisdiction; or (2) any consolidation, amalgamation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among the Company and its Subsidiaries.

Section 5.02 Successor Corporation Substituted. In case of any such consolidation, merger, sale, conveyance, transfer or lease in which the Company is not the surviving corporation and upon the assumption by a successor company (“Successor Company”), by supplemental indenture, executed and delivered to the Trustee, of the due and punctual payment of the principal of and interest on all of the Notes, and the due and punctual performance and observance of all of the covenants and conditions of the Indenture to be performed or satisfied by the Company, except in the case of a lease of all or substantially all of the Company’s properties and assets, such Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company, with the same effect as if it had been named herein as the party of this first part, and the Company shall be discharged from its obligations under the Notes and the Indenture. Such Successor Company thereupon may cause to be signed, and may issue either in its own name or in the name of the Company any or all of the Notes, issuable hereunder that theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such Successor Company instead of the Company and subject to all the terms, conditions and limitations in the Indenture prescribed, the Trustee shall authenticate and shall deliver, or cause to be authenticated and delivered, any Notes that previously shall have been signed and delivered by the Officers of the Company to the Trustee for authentication, and any Notes that such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All the Notes so issued shall in all respects have the same legal rank and benefit under the Indenture as the Notes theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Notes had been issued at the date of the execution hereof. In the event of any such consolidation, merger, sale, conveyance or transfer, upon compliance with Article V, the Person named as the “Company” in the first paragraph of this Indenture or any successor that shall thereafter have become such in the manner prescribed in this Article V may be dissolved, wound up and liquidated at any time thereafter and such Person shall be discharged from its liabilities as obligor and maker of the Notes and from its obligations under this Indenture. The provisions in this Article V shall not apply to the sale, conveyance, transfer or lease of assets among the Subsidiaries of the Company.

Section 5.03 Opinion Of Counsel To Be Given Trustee. Prior to execution of any supplemental indenture pursuant to this Article V, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel (each stating that such transaction and supplemental indenture comply with the Indenture and all conditions precedent herein provided for relating to such transaction have been complied with) as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption complies with the provisions of this Article V.

ARTICLE VI

LISTS OF NOTEHOLDERS AND REPORTS BY THE COMPANY AND THE TRUSTEE

Section 6.01 Lists of Noteholders. The Company covenants and agrees that it will furnish or cause to be furnished to the Trustee, semi-annually, not more than fifteen (15) days after each Interest Payment Date for such series of Notes, and at such other times as the Trustee may request in writing, within thirty (30) days after receipt by the Company of any such request (or such lesser time as the Trustee may reasonably request in order to enable it to timely provide any notice to be provided by it hereunder), a list in such form as the Trustee may reasonably require of the names and addresses of the Noteholders as of a date not more than fifteen (15) days (or such other date as the Trustee may reasonably request in order to so provide any such notices) prior to the time such information is furnished, except that no such list need be furnished so long as the Trustee is acting as Note Registrar.

Section 6.02 Preservation and Disclosure of Lists. (a) The Trustee shall preserve, in as current a form as is reasonably practicable, all information as to the names and addresses of the Noteholders contained in the most recent list furnished to it as provided in Section 6.01 or maintained by the Trustee in its capacity as Note Registrar, if so acting. The Trustee may destroy any list furnished to it as provided in Section 6.01 upon receipt of a new list so furnished.

(b) The rights of Noteholders to communicate with other Noteholders with respect to their rights under this Indenture or under the Notes and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(c) Every Noteholder, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Noteholders made pursuant to the Trust Indenture Act.

Section 6.03 Reports by Trustee. (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto. If required by Section 313(a) of the Trust Indenture Act, the Trustee shall, within sixty (60) days after each April 15 following the date of this Indenture, deliver to Holders a brief report, dated as of such April 15, which complies with the provisions of such Section 313(a).

(b) A copy of each such report shall, at the time of such transmission to Noteholders, be filed by the Trustee with each stock exchange and automated quotation system upon which the Notes are listed and with the Company. The Company will notify the Trustee in writing within a reasonable time when the Notes are listed on any stock exchange or automated quotation system and when any such listing is discontinued.

ARTICLE VII

DEFAULTS AND REMEDIES

Section 7.01 Events of Default. (a) Each of the following events shall be an “Event of Default” with respect to the Notes:

(i) default in the payment of principal of, or premium, if any, on, any Note when due and payable at its Maturity Date or upon any required repurchase.

(b) If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding by notice to the Company and the Trustee, may, and the Trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest on all the Notes to be due and payable. Upon such a declaration, such principal and accrued and unpaid interest will be due and payable immediately.

Section 7.02 Payments of Notes on Default; Suit Therefor. If an Event of Default described in clause (i) of Section 7.01(a) shall have occurred, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders, the whole amount then due and payable on the Notes for principal and interest with interest on any overdue principal and interest at the rate borne by the Notes at such time, and, in addition thereto, such further amount as shall be sufficient to cover any amounts due to the Trustee under Section 8.06. If the Company shall fail to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Notes and collect the monies adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Notes, wherever situated.

In the event there shall be pending proceedings for the bankruptcy or for the reorganization of the Company or any other obligor on the Notes under title 11 of the United States Code, or any other applicable law, or in case a receiver, assignee or trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or such other obligor, the property of the Company or such other obligor, or in the event of any other judicial proceedings relative to the Company or such other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 7.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, to file and prove a claim or claims for the whole amount of principal and accrued and unpaid interest in respect of the Notes, and, in case of any judicial proceedings, to file such proofs of claim and other papers or documents and to take such other actions as it may deem necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Noteholders allowed in such judicial proceedings relative to the Company or any other obligor on the Notes, its or their creditors, or its or their property, and to collect and receive any monies or other property payable or deliverable on any such claims, and to distribute the same after the deduction of any amounts due the Trustee under Section 8.06; and any receiver, assignee or trustee in bankruptcy or reorganization, liquidator, custodian or similar official is hereby authorized by each of the Noteholders to make such payments to the Trustee, as administrative expenses, and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due it for reasonable compensation, expenses, advances and disbursements, including agents and counsel fees, and including any other amounts due to the Trustee under Section 8.06 hereof, incurred by it up to the date of such distribution. To the extent that such payment of reasonable compensation, expenses, advances and disbursements out of the estate in any such proceedings shall be denied for any reason, payment of the same shall be secured by a lien on, and shall be paid out of, any and all distributions, dividends, monies, securities and other property that the Holders may be entitled to receive in such proceedings, whether in liquidation or under any plan of reorganization or arrangement or otherwise.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization,

arrangement, adjustment or composition affecting the Noteholder or the rights of any Noteholder, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding.

All rights of action and of asserting claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes, or the production thereof at any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders.

In any proceedings brought by the Trustee (and in any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders, and it shall not be necessary to make any Holders parties to any such proceedings.

Section 7.03 Application of Monies or Property Collected by Trustee. Any monies or property collected by the Trustee pursuant to this Article VII with respect to the Notes shall be applied in the following order, at the date or dates fixed by the Trustee for the distribution of such monies or property, upon presentation of the several Notes, and stamping thereon the payment, if only partially paid, and upon surrender thereof, if fully paid:

First, to the payment of all amounts due the Trustee under Section 8.06;

Second, in case the principal of the outstanding Notes shall not have become due and be unpaid, to the payment of interest on the Notes in default in the order of the date due of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest at the rate borne by the Notes at such time, such payments to be made ratably to the Persons entitled thereto;

Third, in case the principal of the outstanding Notes shall have become due, by declaration or otherwise, and be unpaid to the payment of the whole amount, then owing and unpaid upon the Notes for principal and interest, with interest on the overdue principal and (to the extent that such interest has been collected by the Trustee) upon overdue installments of interest at the rate borne by the Notes at such time, and in case such monies shall be insufficient to pay in full the whole amounts so due and unpaid upon the Notes, then to the payment of such principal and interest without preference or priority of principal, over interest, or of interest over principal or of any installment of interest over any other installment of interest, or of any Note over any other Note, ratably to the aggregate of such principal and accrued and unpaid interest; and

Fourth, to the payment of the remainder, if any, to the Company, or as directed by a court of competent jurisdiction.

Section 7.04 Proceedings by Noteholders. No Holder of any Note shall have any right by virtue of or by availing of any provision of this Indenture to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Indenture, or for the appointment of a receiver, trustee, liquidator, custodian or other similar official, or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and of the continuance thereof, as provided in Section 7.01, and unless also the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding shall have made a written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such security or indemnity satisfactory to it against any loss, liability or expense to be incurred therein or thereby, and the Trustee for sixty (60) days after its receipt of such notice, request and offer of indemnity, shall have neglected or refused to institute any such action, suit or proceeding and no direction that, in the opinion of the Trustee, is inconsistent with such written request shall have been given to the Trustee by the Holders of a majority in principal amount of the Notes outstanding within such 60-day period pursuant to Section 7.07; it being understood and intended, and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Noteholders shall have any right in any manner whatever by virtue of or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Noteholder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Noteholders (except as otherwise provided herein). For the protection and enforcement of this Section 7.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

Notwithstanding any other provision of this Indenture and any provision of any Note, the right of any Noteholder to receive payment of the principal of, and accrued and unpaid interest on such Note, on or after the respective due dates expressed or provided for in such Note or in this Indenture, or to institute suit for the enforcement of any such payment on or after such respective dates against the Company shall not be impaired or affected without the consent of such Noteholder.

Section 7.05 Proceedings by Trustee. In case of an Event of Default, the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as are necessary to protect and enforce any such rights, either by suit in equity or by action at law or by proceeding in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture or in aid of the exercise of any power granted in this Indenture, or to enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

Section 7.06 Remedies Cumulative and Continuing. Except as provided in the last paragraph of Section 2.06, all powers and remedies given by this Article VII to the Trustee or to the Noteholders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Holders, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Default or Event of Default shall impair any such right or power, or shall be construed to be a waiver of any such Default or any acquiescence therein; and, subject to the provisions of Section 7.04, every power and remedy given by this Article VII or by law to the Trustee or to the Noteholders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Noteholders.

Section 7.07 Direction of Proceedings and Waiver of Defaults by Majority of Noteholders. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes; provided, however, that (a) such direction shall not be in conflict with any rule of law or with this Indenture, and (b) the Trustee may take any other action deemed proper by the Trustee that is not inconsistent with such direction. The Trustee may refuse to follow any direction that it determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding determined in accordance with Section 9.04 may on behalf of the Holders of all of the Notes waive any past Default or Event of Default hereunder and its consequences except with respect to a Default described in Section 7.01(a)(i) or (ii) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction, (ii) all existing Events of Default, other than a Default with respect to the nonpayment of the principal of and interest, as described in Section 7.01(a)(i)) and (ii) herein, on the Notes that have become due solely by such declaration of acceleration, have been cured or waived, and (iii) all fees and expenses of the Trustee have been paid. Upon any such waiver, the Company, the Trustee and the Holders shall be restored to their former positions and rights hereunder; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon. Whenever any Default or Event of Default hereunder shall have been waived as permitted by this Section 7.07, said Default or Event of Default shall for all purposes of the Notes and this Indenture be deemed to have been cured and to be not continuing; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

Section 7.08 Notice of Defaults. The Trustee shall, within ninety (90) days after the occurrence and continuance of a Default of which a Responsible Officer has actual knowledge, mail to all Noteholders as the names and addresses of such Holders appear upon the Note Register, notice of all Defaults known to a Responsible Officer, unless such Defaults shall have been cured or waived before the giving of such notice; and provided that, except in the case of a Default in the payment of the principal of, or accrued and unpaid interest on, any of the Notes, then in any such event the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determine that the withholding of such notice is in the interests of the Noteholders.

Section 7.09 Undertaking to Pay Costs. All parties to this Indenture agree, and each Holder of any Note by its acceptance thereof shall be deemed to have agreed, that any court may, in its discretion, require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; provided that the provisions of this Section 7.09 (to the extent permitted by law) shall not apply to any suit instituted by the Trustee, to any suit instituted by any Noteholder, or group of Noteholders, holding in the aggregate more than 10% in principal amount of the Notes at the time outstanding determined in accordance with Section 9.04, or to any suit instituted by any Noteholder for the enforcement of the payment of the principal of or accrued and unpaid interest on any Note on or after the due date expressed or provided for in such Note.

ARTICLE VIII

CONCERNING THE TRUSTEE

Section 8.01 Duties and Responsibilities of Trustee. The Trustee, prior to the occurrence of an Event of Default and after the curing or waiver of all Events of Default that may have occurred, undertakes to perform such duties and only such duties as are specifically set forth in this Indenture. In case an Event of Default has occurred (which has not been cured or waived) the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs; provided that if an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under this Indenture at the request or direction of any of the Holders unless such Holders have offered an indemnity or security, satisfactory to the Trustee, against the loss, liability or expenses that might be incurred by it in compliance with such request or direction.

No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(a) prior to the occurrence of an Event of Default and after the curing or waiving of all Events of Default that may have occurred:

(i) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Indenture and, after it has been qualified thereunder, the Trust Indenture Act, and the Trustee shall not be liable except for the performance of such duties and obligations as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture and the Trust Indenture Act against the Trustee; and

(ii) in the absence of bad faith and willful misconduct on the part of the Trustee, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture; but, in the case of any such certificates or opinions that by any provisions hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of any mathematical calculations or other facts stated therein);

(b) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer or Officers of the Trustee, unless it shall be proved in a court of competent jurisdiction in a final and non-appealable decision that the Trustee acted with willful misconduct or in bad faith or was grossly negligent or reckless in ascertaining the pertinent facts;

(c) the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of not less than a majority in principal amount of the Notes at the time outstanding determined as provided in Section 9.04 relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture;

(d) whether or not therein provided, every provision of this Indenture relating to the conduct or affecting the liability of, or affording protection to, the Trustee shall be subject to the provisions of this Section 8.01;

(e) the Trustee shall not be liable in respect of any payment (as to the correctness of amount, entitlement to receive or any other matters relating to payment) or notice effected by the Company or any Paying Agent or any records maintained by any co-registrar with respect to the Notes;

(f) if any party fails to deliver a notice relating to an event the fact of which, pursuant to this Indenture, requires notice to be sent to the Trustee, the Trustee may conclusively rely on its failure to receive such notice as reason to act as if no such event occurred, unless such Responsible Officer of the Trustee had actual knowledge of such event;

(g) any cash received by the Trustee shall be placed in a non-interest bearing trust account;

(h) in the event that the Trustee is also acting as Note Registrar, Paying Agent or transfer agent hereunder, the rights, privileges, immunities, benefits and protections afforded to the Trustee pursuant to this Article VIII, including, without limitation, its right to be indemnified, shall also be afforded to such Note Registrar, Paying Agent or transfer agent;

(i) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture; and

(j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

None of the provisions contained in this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur personal financial liability in the performance of any of its duties or in the exercise of any of its rights or powers.

Section 8.02 Reliance on Documents, Opinions, Etc. Except as otherwise provided in Section 8.01:

(a) the Trustee may conclusively rely and shall be fully protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, Note, coupon or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties;

(b) any request, direction, order or demand of the Company mentioned herein shall be sufficiently evidenced by an Officer’s Certificate (unless other evidence in respect thereof be herein specifically prescribed herein); and any Board Resolution may be evidenced to the Trustee by a copy thereof certified by the Secretary or an Assistant Secretary of the Company;

(c) before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officer’s Certificate or Opinion of Counsel. The Trustee may consult with counsel, of its selection, and require an Opinion of Counsel and any advice of such counsel or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or omitted by the Trustee hereunder in good faith and in accordance with such advice or Opinion of Counsel;

(d) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Noteholders pursuant to the provisions of this Indenture, unless such Noteholders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred therein or thereby;

(e) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the expense of the Company and shall incur no liability of any kind by reason of such inquiry or investigation;

(f) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, custodians, nominees or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent, custodian, nominee or attorney appointed by it with due care hereunder;

(g) the Trustee may request that the Company deliver an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture;

(h) the Company shall provide prompt written notice to the Trustee of any change to its fiscal year (it being expressly understood that the failure to provide such notice to the Trustee shall not be deemed a Default or Event of Default under this Indenture);

(i) the Trustee shall not be deemed to have notice of any Default or Event of Default unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a Default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture;

(j) the permissive rights of the Trustee enumerated herein shall not be construed as duties; and

(k) In no event shall the Trustee be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action.

Section 8.03 No Responsibility for Recitals, Etc. The recitals contained herein and in the Notes (except in the Trustee’s certificate of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for the correctness of the same. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Notes. The Trustee shall not be accountable for the use or application by the Company of any Notes or the proceeds of any Notes authenticated and delivered by the Trustee in conformity with the provisions of this Indenture.

Section 8.04 Trustee, Paying Agents or Registrar May Own Notes. The Trustee, any Paying Agent or Note Registrar, in its individual or any other capacity, may become the owner or pledgee of Notes with the same rights it would have if it were not the Trustee, Paying Agent or Note Registrar.

Section 8.05 Monies to Be Held in Trust. All monies received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received. Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as may be agreed from time to time by the Company and the Trustee.

Section 8.06 Compensation and Expenses of Trustee. The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall be entitled to, reasonable compensation for all services rendered by it hereunder in any capacity (which shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) as mutually agreed to in writing between the Trustee and the Company, and the Company will pay or reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances reasonably incurred or made by the Trustee in accordance with any of the provisions of this Indenture in any capacity thereunder (including the reasonable compensation and the expenses and disbursements of its agents and counsel and of all Persons not regularly in its employ), except any such expense, disbursement or advance as shall have been proven in a court of competent jurisdiction in a final and non-appealable decision to have been caused by its gross negligence, willful misconduct or bad faith. The Company also covenants to indemnify the Trustee in any capacity under this Indenture and any other document or transaction entered into in connection herewith and its agents and any authenticating agent for, and to hold them harmless against, any loss, claim, damage, liability or expense incurred without gross negligence, willful misconduct or bad faith, as determined in a court of competent jurisdiction in a final and non-appealable decision, on the part of the Trustee, its officers, directors, agents or employees, or such agent or authenticating agent, as the case may be, and arising out of or in connection with the acceptance or administration of this trust or in any other capacity hereunder, including the costs and expenses of defending themselves against any claim of liability in the premises. The obligations of the Company under this Section 8.06 to compensate or indemnify the Trustee and to pay or reimburse the Trustee for expenses, disbursements and advances shall be secured by a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by the Trustee, except, subject to the effect of Section 7.03, funds held in trust herewith for the benefit of the Holders of particular Notes. The Trustee’s right to receive payment of any amounts due under this Section 8.06 shall not be subordinated even though the Notes may be so subordinated. The obligation of the Company under this Section 8.06 shall survive the termination, satisfaction and discharge of this Indenture and the earlier resignation or removal or the Trustee. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld. The indemnification provided in this Section 8.06 shall extend to the officers, directors, agents and employees of the Trustee. When the Trustee incurs expenses or renders services in connection with an Event of Default, the expenses (including the reasonable charges and expenses of its counsel) and the compensation for the services are intended to constitute expenses of administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

Section 8.07 Officer’s Certificate as Evidence. Except as otherwise provided in Section 8.01, whenever in the administration of the provisions of this Indenture the Trustee shall deem it necessary or desirable that a matter be proved or established prior to taking or omitting any action hereunder, such matter (unless other evidence in respect thereof be herein specifically prescribed) may, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, be deemed to be conclusively proved and established by an Officer’s Certificate delivered to the Trustee, and such Officer’s Certificate, in the absence of gross negligence, willful misconduct, recklessness or bad faith on the part of the Trustee, shall be full warrant to the Trustee for any action taken or omitted by it under the provisions of this Indenture upon the faith thereof.

Section 8.08 Conflicting Interests of Trustee. After qualification of this Indenture under the Trust Indenture Act, if the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest within ninety (90) days, apply to the Commission for permission to continue as Trustee or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

Section 8.09 Eligibility of Trustee. There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000. If such Person publishes reports of condition at least annually, pursuant to law or to the requirements of any supervising or examining authority, then for the purposes of this Section 8.09, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.09, it shall resign immediately in the manner and with the effect hereinafter specified in this Article VIII.

Section 8.10 Resignation or Removal of Trustee. (a) The Trustee may at any time resign by giving written notice of such resignation to the Company and by mailing notice thereof to the Noteholders at their addresses as they shall appear on the Note Register. Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the resigning Trustee and one copy to the successor trustee. If no successor trustee shall have been so appointed and have accepted appointment within sixty (60) days after the mailing of such notice of resignation to the Noteholders, the resigning Trustee may, at the expense of the Company and upon ten (10) Business Days’ notice to the Company and the Noteholders, petition any court of competent jurisdiction for the appointment of a successor trustee, or any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months may, subject to the provisions of Section 7.09, on behalf of himself and all others similarly situated, petition any such court for the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, appoint a successor trustee.

(b) In case at any time any of the following shall occur:

(i) the Trustee shall fail to comply with Section 8.08 within a reasonable time after written request therefor by the Company or by any Noteholder who has been a bona fide Holder of a Note or Notes for at least six months; or

(ii) the Trustee shall cease to be eligible in accordance with the provisions of Section 8.09 and shall fail to resign after written request therefor by the Company or by any such Noteholder; or

(iii) the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, the Company may by a Board Resolution remove the Trustee and appoint a successor trustee by written instrument, in duplicate, executed by order of the Board of Directors, one copy of which instrument shall be delivered to the Trustee so removed and one copy to the successor trustee, or, subject to the provisions of Section 7.09, any Noteholder who has been a bona fide holder of a Note or Notes for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee. Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(c) The Holders of a majority in aggregate principal amount of the Notes at the time outstanding, as determined in accordance with Section 9.04, may at any time remove the Trustee and nominate a successor trustee that shall be deemed appointed as successor trustee unless within ten (10) days after notice to the Company of such nomination the Company objects thereto, in which case the Trustee so removed or any Noteholder, upon the terms and conditions and otherwise as in Section 8.10(a) provided, may petition at the expense of the Company any court of competent jurisdiction for an appointment of a successor trustee.

(d) Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to any of the provisions of this Section 8.10 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.11.

Section 8.11 Acceptance by Successor Trustee. Any successor trustee appointed as provided in Section 8.10 shall execute, acknowledge and deliver to the Company and to its predecessor trustee an instrument accepting such appointment hereunder, and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as trustee herein; but, nevertheless, on the written request of the Company or of the successor trustee, the trustee ceasing to act shall, upon payment of any amounts then due it pursuant to the provisions of Section 8.06, execute and deliver an instrument transferring to such successor trustee all the rights and powers of the trustee so ceasing to act. Upon request of any such successor trustee, the Company shall execute any and all instruments in writing for more fully and certainly vesting in and conferring to such successor trustee all such rights and powers. Any trustee ceasing to act shall, nevertheless, retain a senior claim to which the Notes are hereby made subordinate on all money or property held or collected by such trustee as such, except for funds held in trust for the benefit of Holders of particular Notes, to secure any amounts then due it pursuant to the provisions of Section 8.06.

No successor trustee shall accept appointment as provided in this Section 8.11 unless at the time of such acceptance such successor trustee shall be qualified under the provisions of Section 8.08 and be eligible under the provisions of Section 8.09.

Upon acceptance of appointment by a successor trustee as provided in this Section 8.11, each of the Company and the successor trustee, at the written direction and at the expense of the Company shall mail or cause to be mailed notice of the succession of such trustee hereunder to the Noteholders at their addresses as they shall appear on the Note Register. If the Company fails to mail such notice within ten (10) days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Company.

Section 8.12 Succession by Merger, Etc. Any corporation or other entity into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee (including the administration of this Indenture), shall be the successor to the Trustee hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto; provided that in the case of any corporation or other entity succeeding to all or substantially all of the corporate trust business of the Trustee such corporation or other entity shall be qualified under the provisions of Section 8.08 and eligible under the provisions of Section 8.09.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture, any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee or authenticating agent appointed by such predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee or an authenticating agent appointed by such successor trustee may authenticate such Notes either in the name of any predecessor trustee hereunder or in the name of the successor trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have; provided, however, that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Notes in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 8.13 Limitation on Rights of Trustee as Creditor. If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Notes), after qualification under the Trust Indenture Act, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of the claims against the Company (or any such other obligor).

Section 8.14 Trustee’s Application for Instructions from the Company. Any application by the Trustee for written instructions from the Company (other than with regard to any action proposed to be taken or omitted to be taken by the Trustee that affects the rights of the Holders under this Indenture) may, at the option of the Trustee, set forth in writing any action proposed to be taken or omitted by the Trustee under this Indenture and the date on and/or after which such action shall be taken or such omission shall be effective. The Trustee shall not be liable for any action taken by, or omission of, the Trustee in accordance with a proposal included in such application on or after the date specified in such application (which date shall not be less than three (3) Business Days after the date any officer that the Company has indicated to the Trustee should receive such application actually receives such application, unless any such officer shall have consented in writing to any earlier date), unless, prior to taking any such action

(or the effective date in the case of any omission), the Trustee shall have received written instructions in accordance with this Indenture in response to such application specifying the action to be taken or omitted.

ARTICLE IX

CONCERNING THE NOTEHOLDERS

Section 9.01 Action by Noteholders. Whenever in this Indenture it is provided that the Holders of a specified percentage in aggregate principal amount of the Notes may take any action (including the making of any demand or request, the giving of any notice, consent or waiver or the taking of any other action), the fact that at the time of taking any such action, the Holders of such specified percentage have joined therein may be evidenced by any instrument or any number of instruments of similar tenor executed by Noteholders in person or by agent or proxy appointed in writing. Whenever the Company or the Trustee solicits the taking of any action by the Holders, the Company or the Trustee may, but shall not be required to, fix in advance of such solicitation, a date as the record date for determining Noteholders entitled to take such action. The record date, if one is selected, shall be not more than fifteen (15) days prior to the date of commencement of solicitation of such action.

Section 9.02 Proof of Execution by Noteholders. Subject to the provisions of Section 8.01 and Section 8.02, proof of the execution of any instrument by a Noteholder or its agent or proxy shall be sufficient if made in accordance with such reasonable rules and regulations as may be prescribed by the Trustee or in such manner as shall be satisfactory to the Trustee. The holding of Notes shall be proved by the Note Register or by a certificate of the Note Registrar.

Section 9.03 Who Are Deemed Absolute Owners. The Company, the Trustee, any authenticating agent, any Paying Agent and any Note Registrar may deem the Person in whose name a Note shall be registered upon the Note Register to be, and may treat it as, the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon made by any Person other than the Company or any Note Registrar) for the purpose of receiving payment of or on account of the principal of and (subject to Section 2.03) accrued and unpaid interest on such Note, for purchase of such Note and for all other purposes; and neither the Company nor the Trustee nor any Paying Agent nor any Note Registrar shall be affected by any notice to the contrary. All such payments so made to any Holder for the time being, or upon its order, shall be valid, and, to the extent of the sum or sums so paid, effectual to satisfy and discharge the liability for monies payable upon any such Note.

Section 9.04 Company-Owned Notes Disregarded. In determining whether the Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under this Indenture, Notes that are (i) owned by the Company or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company and (ii) have been cancelled in accordance with Section 2.08 shall be disregarded and deemed not to be outstanding for the purpose of any such determination; provided that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, consent, waiver or other action only Notes that a Responsible Officer knows are so owned shall be so disregarded. Notes so owned that have been pledged in good faith may be regarded as outstanding for the purposes of this Section 9.04 if the pledgee shall establish to the satisfaction of the Trustee the pledgee’s right to so act with respect to such Notes and that the pledgee is not the Company or a Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company. In the case of a dispute as to such right, any decision by the Trustee taken upon the advice of counsel shall be full protection to the Trustee. Upon request of the Trustee, the Company shall promptly furnish to the Trustee an Officer’s Certificate listing and identifying all Notes, if any, known by the Company to be owned or held by or for the account of any of the above described Persons; and, subject to Section 8.01, the Trustee shall be entitled to accept such Officer’s Certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are outstanding for the purpose of any such determination.

Section 9.05 Revocation of Consents; Future Holders Bound. At any time prior to (but not after) the evidencing to the Trustee, as provided in Section 9.01, of the taking of any action by the Holders of the percentage in aggregate principal amount of the Notes specified in this Indenture in connection with such action, any Holder of a Note that is shown by the evidence to be included in the Notes the Holders of which have consented to such action may, by filing written notice with the Trustee at its Corporate Trust Office and upon proof of holding as provided in Section 9.02, revoke such action so far as concerns such Note. Except as aforesaid, any such action taken by the Holder of any Note shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Note and of any Notes issued in exchange or substitution therefor or upon registration of transfer thereof, irrespective of whether any notation in regard thereto is made upon such Note or any Note issued in exchange or substitution therefor or upon registration of transfer thereof.

ARTICLE X

SUPPLEMENTAL INDENTURES

Section 10.01 Supplemental Indentures Without Consent of Noteholders. The Company, at the Company’s expense, may, from time to time and at any time, amend this Indenture or the Notes, to:

(a) cure any ambiguity, omission, mistake, defect or inconsistency;

(b) provide for the assumption by a Successor Company of the obligations of the Company under the Indenture;

(c) add guarantees or additional obligors with respect to the Notes;

(d) add to the covenants of the Company for the benefit of the Holders or surrender any right or power conferred upon the Company;

(e) make any change that does not adversely affect the rights of any Holder in any material aspects;

(f) add any additional Events of Default;

(g) comply with the requirements of the Commission or any applicable securities depositary or stock exchange on which the Common Stock may be listed;

(h) provide for uncertificated Notes in addition to or in place of certificated Notes;

(i) make any amendment to the provisions of the Indenture relating to the transfer and legending of Notes; provided, however, that (a) compliance with the Indenture as so amended would not result in Notes being transferred in violation of the Securities Act or any applicable securities law and (b) such amendment does not materially and adversely affect the rights of Holders to transfer Notes; or

(j) evidence and provide the acceptance of the appointment of a successor Trustee under the Indenture.

Upon the written request of the Company, the Trustee is hereby authorized to join with the Company in the execution of any such supplemental indenture, to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to, but may in its discretion, enter into any supplemental indenture that affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

Any supplemental indenture authorized by the provisions of this Section 10.01 may be executed by the Company and the Trustee without the consent of the Holders of any of the Notes at the time outstanding, notwithstanding any of the provisions of Section 10.02.

Section 10.02 Supplemental Indentures With Consent of Noteholders. With the consent (evidenced as provided in Article IX) of the Holders of at least a majority in aggregate principal amount of the Notes at the time outstanding (determined in accordance with Article IX and including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), the Company, at the Company’s expense, may, from time to time, and at any time amend or supplement this Indenture or the Notes and, subject to Section 7.07, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in aggregate principal amount of the then outstanding Notes; provided, however, that without the consent of each Holder of an outstanding Note affected, an amendment, supplement or waiver under this Section 10.02 may not (with respect to any Notes held by a non-consenting holder):

(a) reduce the principal amount of Notes whose Holders must consent to an amendment;

(b) reduce the principal of or change the fixed maturity of any Note;

(c) reduce the rate of or extend the stated time for payment of interest on any Note;

(d) reduce the principal of or extend the Maturity Date of any Note;

(e) make any Note payable in currency other than that stated in the Note; or

(f) make any change in this Article X that requires each Holder’s consent or in the waiver provisions in Section 7.01 or Section 7.07.

Upon the written request of the Company, and upon the filing with the Trustee of evidence of the consent of Noteholders as aforesaid and subject to Section 10.05, the Trustee shall join with the Company in the execution of such supplemental indenture unless such supplemental indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such supplemental indenture.

It shall not be necessary for the consent of the Noteholders under this Section 10.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. After an amendment under this Indenture becomes effective, the Company shall mail to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Section 10.03 Effect of Supplemental Indentures. Any supplemental indenture executed pursuant to the provisions of this Article X shall comply with the Trust Indenture Act, as then in effect; provided that this Section 10.03 shall not require such supplemental indenture to be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act, nor shall any such qualification constitute any admission or acknowledgment by any party to such supplemental indenture that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act or this Indenture has been qualified under the Trust Indenture Act. Upon the execution of any supplemental indenture pursuant to the provisions of this Article X, this Indenture shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitation of rights, obligations, duties and immunities under this Indenture of the Trustee, the Company and the Noteholders shall thereafter be determined, exercised and enforced hereunder subject in all respects to such modifications and amendments and all the terms and conditions of any such supplemental indenture shall be and be deemed to be part of the terms and conditions of this Indenture for any and all purposes.

Section 10.04 Notation on Notes. Notes authenticated and delivered after the execution of any supplemental indenture pursuant to the provisions of this Article X may, at the Company’s expense, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture. If the Company or the Trustee shall so determine, new Notes so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any modification of this Indenture contained in any such supplemental indenture may, at the Company’s expense, be prepared and executed by the Company, authenticated by the Trustee (or an authenticating agent duly appointed by the Trustee pursuant to Section 13.10) and delivered in exchange for the Notes then outstanding, upon surrender of such Notes then outstanding.

Section 10.05 Evidence of Compliance of Supplemental Indenture to Be Furnished Trustee. In addition to the documents required by Section 13.05, the Trustee shall receive an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent, if any, to the execution of such supplemental indenture have been complied with, as conclusive evidence that any supplemental indenture executed pursuant hereto complies with the requirements of this Article X and is permitted or authorized by the Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to customary exceptions.

ARTICLE XI

SATISFACTION AND DISCHARGE

Section 11.01 Satisfaction and Discharge. This Indenture shall upon request of the Company contained in an Officer’s Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when (a)(i) all Notes theretofore authenticated and delivered (other than (x) Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.06 and (y) Notes for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 4.04(d) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Noteholders, as applicable, after the Notes have become due and payable, whether at the Maturity Date or otherwise, cash, sufficient to pay all of the outstanding Notes and all other sums due and payable under this Indenture by the Company; and (b) the Company has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 8.06 shall survive such satisfaction and discharge.

ARTICLE XII

IMMUNITY OF INCORPORATORS, SHAREHOLDERS, OFFICERS AND DIRECTORS

Section 12.01 Indenture and Notes Solely Corporate Obligations. No recourse for the payment of the principal of or accrued and unpaid interest on any Note, nor for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Note, nor because of the creation of any indebtedness represented thereby, shall be had against any incorporator, shareholder, employee, agent, officer or director or Subsidiary, as such, past, present or future, of the Company or of any Successor Company, either directly or through the Company or any Successor Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby expressly waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Notes.

ARTICLE XIII

MISCELLANEOUS PROVISIONS

Section 13.01 Provisions Binding on Company’s Successors. All the covenants, stipulations, promises and agreements of the Company contained in this Indenture shall bind its successors and assigns whether so expressed or not.

Section 13.02 Official Acts by Successor. Any act or proceeding by any provision of this Indenture authorized or required to be done or performed by any board, committee or Officer of the Company shall and may be done and performed with like force and effect by the like board, committee or officer of any corporation or other entity that shall at the time be the lawful sole successor of the Company.

Section 13.03 Addresses for Notices, Etc. Any notice or demand that by any provision of this Indenture is required or permitted to be given or served by the Trustee or by the Noteholders on the Company shall be deemed to have been sufficiently given or made, for all purposes if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box or sent by overnight delivery addressed (until another address is filed by the Company with the Trustee) to Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, to the attention of the General Counsel. Any notice, direction, request or demand hereunder to or upon the Trustee shall be deemed to have been sufficiently given or made, for all purposes, if given or served by being deposited postage prepaid by registered or certified mail in a post office letter box addressed to the Corporate Trust Office.

The Trustee, by notice to the Company, may designate additional or different addresses for subsequent notices or communications.

Any notice or communication mailed to a Noteholder shall be mailed to it by first class mail, postage prepaid, at its address as it appears on the Note Register and shall be sufficiently given to it if so mailed within the time prescribed.

Failure to mail a notice or communication to a Noteholder or any defect in it shall not affect its sufficiency with respect to other Noteholders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice to Holders by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

The Trustee agrees to accept and act upon instructions or directions pursuant to this Indenture sent by unsecured e-mail, pdf, facsimile transmission or other similar unsecured electronic methods, provided, however, that the Trustee shall have received an incumbency certificate listing persons designated to give such instructions or directions and containing specimen signatures of such designated persons, which such incumbency certificate shall be amended and replaced whenever a person is to be added or deleted from the listing. If the Company elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The Company agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 13.04 Governing Law. THIS INDENTURE AND EACH NOTE SHALL BE DEEMED TO BE A CONTRACT MADE UNDER THE LAWS OF NEW YORK, AND FOR ALL PURPOSES SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREUNDER THAT WOULD INDICATE THE APPLICABILITY OF THE LAWS OF ANY OTHER JURISDICTION.

Section 13.05 Evidence of Compliance with Conditions Precedent; Certificates and Opinions of Counsel to Trustee. Upon any application or demand by the Company to the Trustee to take any action under any of the provisions of this Indenture, other than in connection with the actions referred to in Section 2.04, the Company shall furnish to the Trustee an Officer’s Certificate and Opinion of Counsel stating that such action is permitted by the terms of this Indenture.

Each Officer’s Certificate and Opinion of Counsel provided for by or on behalf of the Company in this Indenture and delivered to the Trustee with respect to compliance with this Indenture shall include (a) a statement that the Person making such certificate is familiar with the requested action and this Indenture; (b) a brief statement as to the nature and scope of the examination or investigation upon which the statement contained in such certificate is based; (c) a statement that, in the judgment of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed judgment as to whether or not such action is permitted by this Indenture; and (d) a statement as to whether or not, in the judgment of such Person, such action is permitted by this Indenture.

Section 13.06 Legal Holidays. In any case where any Interest Payment Date or Maturity Date is not a Business Day, then any action to be taken on such date need not be taken on such date, but may be taken on the next succeeding Business Day with the same force and effect as if taken on such date, and no interest shall accrue for the period from and after such date.

Section 13.07 Trust Indenture Act. This Indenture is hereby made subject to, and shall be governed by, the provisions of the Trust Indenture Act required to be part of and to govern indentures qualified under the Trust Indenture Act upon such qualification; provided that this Section 13.07 shall not require that this Indenture or the Trustee be qualified under the Trust Indenture Act prior to the time such qualification is in fact required under the terms of the Trust Indenture Act, nor shall it constitute any admission or acknowledgment by any party hereto that any such qualification is required prior to the time such qualification is in fact required under the terms of the Trust Indenture Act. If any provision hereof limits, qualifies or conflicts with another provision hereof that is required to be included in an indenture qualified under the Trust Indenture Act, such required provision shall control.

Section 13.08 Benefits of Indenture. Nothing in this Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Note Registrar and their successors hereunder or the Noteholders, any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 13.09 Table of Contents, Headings, Etc. The table of contents and the titles and headings of the articles and sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 13.10 Authenticating Agent. The Trustee may appoint an authenticating agent that shall be authorized to act on its behalf and subject to its direction in the authentication and delivery of Notes in connection with the original issuance thereof and transfers and exchanges of Notes hereunder, including under Section 2.04, Section 2.05, Section 2.07 and Section 10.04 as fully to all intents and purposes as though the authenticating agent had been expressly authorized by this Indenture and those Sections to authenticate and deliver Notes. For all purposes of this Indenture, the authentication and delivery of Notes by the authenticating agent shall be deemed to be authentication and delivery of such Notes “by the Trustee” and a certificate of authentication executed on behalf of the Trustee by an authenticating agent shall be deemed to satisfy any requirement hereunder or in the Notes for the Trustee’s certificate of authentication. Such authenticating agent shall at all times be a Person eligible to serve as trustee hereunder pursuant to Section 8.09.

Any corporation or other entity into which any authenticating agent may be merged or converted or with which it may be consolidated, or any corporation or other entity resulting from any merger, consolidation or conversion to which any authenticating agent shall be a party, or any corporation or other entity succeeding to the corporate trust business of any authenticating agent, shall be the successor of the authenticating agent hereunder, if such successor corporation or other entity is otherwise eligible under this Section 13.10, without the execution or filing of any paper or any further act on the part of the parties hereto or the authenticating agent or such successor corporation or other entity.

Any authenticating agent may at any time resign by giving written notice of resignation to the Trustee and to the Company. The Trustee may at any time terminate the agency of any authenticating agent by giving written notice of termination to such authenticating agent and to the Company. Upon receiving such a notice of resignation or upon such a termination, or in case at any time any authenticating agent shall cease to be eligible under this Section 13.10, the Trustee may appoint a successor authenticating agent (which may be the Trustee), shall give written notice of such appointment to the Company and shall mail notice of such appointment to all Noteholders as the names and addresses of such Holders appear on the Note Register.

The Company agrees to pay to the authenticating agent from time to time reasonable compensation for its services although the Company may terminate the authenticating agent, if it determines such agent’s fees to be unreasonable.

The provisions of Section 8.02, Section 8.03, Section 8.04, Section 9.03 and this Section 13.10 shall be applicable to any authenticating agent.

If an authenticating agent is appointed pursuant to this Section 13.10, the Notes may have endorsed thereon, in addition to the Trustee’s certificate of authentication, an alternative certificate of authentication in the following form:

,
as Authenticating Agent, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

Section 13.11 Execution in Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

Section 13.12 Severability. In the event any provision of this Indenture or in the Notes shall be invalid, illegal or unenforceable, then (to the extent permitted by law) the validity, legality or enforceability of the remaining provisions shall not in any way be affected or impaired.

Section 13.13 Waiver of Jury Trial. EACH OF THE COMPANY AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 13.14 Consent to Jurisdiction; Consent to Service of Process. (a) The Company hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States sitting in the State and City of New York, County of New York and Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Indenture or the Notes, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such state court sitting in the State and City of New York, County of New York and Borough of Manhattan or, to the extent permitted by law, in such federal court sitting in the State and City of New York, County of New York and Borough of Manhattan. The Company further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Company at Horizon Lines, Inc., 4064 Colony Road, Suite 200, Charlotte, North Carolina 28211, to the attention of the General Counsel. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

(b) The Company hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Indenture or the Notes in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 13.15 Force Majeure. In no event shall the Trustee be responsible or liable for any failure or delay in the performance of its obligations hereunder arising out of or caused by, directly or indirectly, forces beyond its control, including, without limitation, strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, and interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services; it being understood that the Trustee shall use reasonable efforts that are consistent with accepted practices in the banking industry to resume performance as soon as practicable under the circumstances.

Section 13.16 Currency Indemnity. U.S. dollars are the sole currency of account and payment for all sums payable by us in cash under or in connection with the Notes, including damages. Any amount received or recovered in a currency other than U.S. dollars (as a result of, or through the enforcement of, a judgment or order of a court of any jurisdiction, in the Company’s winding-up or dissolution or otherwise) by any Holder of a Note in respect of any sum expressed to be due to it from the Company will only constitute a discharge to the Company to the extent of the U.S. dollar amount that the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so). If that U.S. dollar amount is less than the U.S. dollar amount expressed to be due to the recipient under any Note, the Company shall indemnify such Holder against any loss sustained by it as a result; and if the amount of U.S. dollars so purchased is greater than the sum originally due to such Holder, such Holder will, by accepting a Note, be deemed to have agreed to repay such excess. In any event, the Company shall indemnify the recipient against the cost of making any such purchase.

Section 13.17 Calculations. Except as otherwise provided in the Indenture, the Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the calculations shall be final and binding on Holders of Notes. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee will forward the Company’s calculations to any Holder upon the written request of that Holder.

Section 13.18 U.S.A. Patriot Act. The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with all such information as it may request in order to satisfy the requirements or its obligations under such act.

[Remainder of this page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed as of the date first written above.

HORIZON LINES, INC.

By:
Name:
Title:

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:
Name:
Title:

EXHIBIT A

[FORM OF FACE OF REDEMPTION NOTE]

[INCLUDE IF A GLOBAL NOTE]

[UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

HORIZON LINES, INC.

Redemption Note

No.	Initially $

CUSIP No.

Horizon Lines, Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of          DOLLARS (which amount may from time to time be increased or decreased to such other principal amounts as permitted by the Indenture by adjustments made on the records of the Trustee or the Custodian of the Depositary as set forth in Schedule A hereto, in accordance with the rules and procedures of the Depositary) on [                    ], and interest thereon as set forth below.

This Note shall bear interest at the rate of [    ]% per year from [                    ], 201[    ], or from the most recent date to which interest has been paid or provided for to, but excluding, the next scheduled Interest Payment Date until [                    ], [            ]. Interest is payable semi-annually in arrears on each [                    ] and [                    ], commencing [                    ], [            ], to Holders of record at the close of business on the preceding [                    ] and [                    ] (whether or not such day is a Business Day), respectively.

The Company will pay interest on overdue principal, and, to the extent lawful, on overdue interest, in each case at a rate of [    ]% per annum. Interest not paid when due and any interest on principal or interest not paid when due will be paid to Holders on a special record date, which will be not more than fifteen (15) calendar days and not less than ten (10) calendar days prior to the day fixed by the Company for the payment of such interest, whether or not such day is a Business Day. The Company shall notify the Trustee in writing at least twenty-five (25) calendar days prior to the special record date of such special record date and the Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment and the special record date therefor to be mailed, first-class postage prepaid, to each holder at its address as it appears in the Note Register or shall facilitate the transmission of such notice through DTC, not less than ten (10) calendar days prior to such special record date.

Payment of the principal of, and accrued and unpaid interest on, this Note shall be made at the office or agency of the Company maintained for that purpose in such lawful money of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts; provided, however, that interest may be paid by check mailed to such Holder’s address as it appears in the Note Register; provided further, however, that, with respect to any Noteholder with an aggregate principal amount in excess of $5,000,000, at the application of such Holder in writing to the Trustee and Paying Agent (if different from the Trustee) not later than the relevant Interest Record Date, accrued and unpaid interest on such Holder’s Notes shall be paid by wire transfer in immediately available funds to such Holder’s account in the United States, which application shall remain in effect until the Noteholder notifies the Trustee and Paying Agent to the contrary; provided that any payment to the Depositary or its nominee shall be paid by wire transfer in immediately available funds in accordance with the wire transfer instruction supplied by the Depositary or its nominee from time to time to the Trustee and Paying Agent (if different from Trustee).

This Note shall be deemed to be a contract made under the laws of the State of New York, and for all purposes shall be construed in accordance with and governed by the laws of said State without regard to conflicts of laws principles thereunder that would indicate the applicability of the laws of any other jurisdiction.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

HORIZON LINES, INC.

By:
Name:
Title:

Dated:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

as Trustee, certifies that this is one of the Notes described in the within-named Indenture.

By:
Authorized Officer

[FORM OF REVERSE OF SERIES A NOTE]

HORIZON LINES, INC.

Redemption Note

This Note is one of a duly authorized issue of the Notes of the Company, designated as its Redemption Notes (herein called the “Notes”), all issued or to be issued under and pursuant to an Indenture dated as of [                    ], 201[    ] (herein called the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (herein called the “Trustee”), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. In the event of any conflict or inconsistency between the terms and provisions of this Note and the terms and provisions of the Indenture, the terms and provisions of the Indenture shall control. Following the Issue Date, the Notes are obligations of the Company. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of and accrued and unpaid interest, if any, on all Notes may be declared, by either the Trustee or Noteholders of not less than 25% in aggregate principal amount of Notes then outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the principal amount on the Maturity Date to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company will pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders, and in other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and accrued and unpaid interest, if any, on this Note at the place, at the respective times, at the rate and in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $1.00 principal amount and integral multiples of $1.00. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the

Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any tax, assessments or other governmental charges that may be imposed in connection therewith as a result of the name of the Noteholder of the new Notes issued upon such exchange of Notes being different from the name of the Noteholder of the old Notes surrendered for such exchange.

The Notes are not subject to redemption through the operation of any sinking fund or otherwise.

Capitalized terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

HORIZON LINES, INC.

Redemption Notes

The initial principal amount of this Global Note is $         . The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Custodian

EXHIBIT B

[FORM OF ASSIGNMENT AND TRANSFER]

For value received                                          hereby sell(s), assign(s) and transfer(s) unto                      (Please insert social security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                      attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Dated:

Signature(s)

Signature Guarantee

Signature(s) must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved signature guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15 if Notes are to be delivered, other than to and in the name of the registered Holder.

NOTICE: The signature on the assignment must correspond with the name as written upon the face of the Note in every particular without